EXHIBIT 10.12.1

AMENDMENT

     This AMENDMENT to the EXECUTIVE EMPLOYMENT AGREEMENT effective as of November 1, 2001, (“Employment Agreement”), by and among MeriStar Hotels & Resorts, Inc. (the “Company”), MeriStar Management Company L.L.C. (the “LLC”), and Paul W. Whetsell (the “Executive”), is hereby entered into on this 31st day of July, 2002 by and among the parties.

     For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Executive, the Company, and the LLC, the parties each agree to amend the Employment Agreement as follows:

     Section 6(h)(v) of the Employment Agreement is hereby amended as follows:

(v)  A Change of Control; provided that a Change of Control shall only constitute Good Reason if (i) the Executive terminates this Agreement within the six month period following a Change of Control, (ii) the Company terminates the Executive within two years following a Change of Control or (iii) the Company changes the Executive’s job title, responsibilities or decreases Executive’s compensation within two years following a Change of Control and Executive within six months after such change (but not later than two years following the Change of Control) terminates the Term of this Agreement. This Section 6(h)(v) shall not be triggered, however, by the merger between Interstate Hotels Corporation and MeriStar Hotels & Resorts, Inc. that occurred on August 1, 2002.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the date first above written.

EXECUTIVE:	MERISTAR HOTELS & RESORTS, INC.

By:__________________	By:__________________

Paul W. Whetsell	Name:
Title:
MERISTAR MANAGEMENT COMPANY, LLC By: MeriStar Hotels & Resorts, Inc., its general partner

By:__________________
Name:
Title: